UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 22, 2013

THE RADIANT CREATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1320 South Killian Drive
Lake Park, Florida		33403
(Address of principal executive offices)		(Zip Code)

(561) 420-0830
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 22, 2013, the Company entered into a common stock repurchase agreement with The Renewable Corporation, a shareholder who acquired their shares through an Asset Purchase Agreement dated July 10, 2013, whereby The Renewable Corporation granted the Company an option to repurchase up to 3,250,000 of its shares for $0.1365 per share, for an aggregate repurchase price of $443,625.  The Company may repurchase the shares in any increment and shall have 180 days to repurchase said shares.   At the end of the term the Company and the Stockholder can renew this agreement for an additional 90 days upon a mutual written agreement.  All shares repurchased, will be canceled by the Company.
.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Common Stock Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2013	NOVA MINING CORPORATION

	By:	/s/ Gary R. Smith
Gary R. Smith
Chairman and hief Executive Officer